Exhibit 99.1

LITHIA MOTORS TO PRESENT AT TELSEY ADVISORY GROUP CONSUMER CONFERENCE

MEDFORD, OREGON (Immediate Release) March 28, 2011 – Lithia Motors, Inc. (NYSE: LAD) today announced that executive management will present at Telsey Advisory Group’s 3rd Annual Consumer Conference in New York City.

Lithia Motors is scheduled to present at the Westin New York Times Square, 270 West 43rd Street @ Eight Avenue in New York, N.Y., on March 30 at 3:55p.m. ET. The presentation can be accessed by visiting investor relations at www.lithia.com and clicking on webcasts.

About Lithia

Lithia Motors, Inc. is the ninth largest automotive retailer in the United States. Lithia sells 26 brands of new and all brands of used vehicles at 82 stores, which are located in 12 states. Lithia also sells used vehicles; arranges finance, warranty, and credit insurance contracts; and provides vehicle parts, maintenance, and repair services at all of its locations.

For additional information on Lithia Motors, contact John North, VP Finance and Controller at (541) 618-5748.

Sites

www.lithia.com

www.lithiacares.com

www.lithiajobs.com

Lithia Motors on Facebook

http://www.facebook.com/LithiaMotors

Lithia Life on Facebook

http://www.facebook.com/pages/Lithia-Lifecom/34360183908?ref=ts

Lithia Life on YouTube

http://www.youtube.com/user/LithiaLife

Lithia Life on Twitter

http://twitter.com/LithiaLife